As filed with the Securities and Exchange Commission on October 30, 2014

Registration No. 2-88868

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MERCHANTS BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0287342
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

275 Kennedy Drive

South Burlington, Vermont 05403

(802) 658-3400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________________

The Merchants Bank 401(k) Employee Stock Ownership Plan

(Full title of the plan)

____________________

Michael R. Tuttle
President and Chief Executive Officer

Merchants Bancshares, Inc.

275 Kennedy Drive

South Burlington, Vermont 05403

(802) 658-3400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William P. Mayer, Esq.

Samantha Kirby, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐	Smaller Reporting Company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”) (Registration No. 2-88868) of Merchants Bancshares, Inc. (the “Registrant”) pertaining to the registration of 100,000 shares of common stock, which by operation of law currently have a $0.01 par value per share, issuable under the Merchants Bank 401(k) Employee Stock Ownership Plan (the “Plan”).

The Registrant is filing this Post-Effective Amendment No. 1 to deregister all securities that were previously registered and remain unsold or otherwise unissued under the Plan, and for which the Registration Statement has remained in effect.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, Vermont, on the 30th day of October, 2014.

MERCHANTS BANCSHARES, INC.

By:	/s/ Michael R. Tuttle
Michael R. Tuttle President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Janet P. Spitler
Janet P. Spitler Treasurer and Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Tuttle	President, Chief Executive Officerand Director (Principal Executive Officer)	October 30, 2014
Michael R. Tuttle

/s/ Janet P. Spitler	Treasurer and Chief Financial Officer (Principal Accounting Officer)	October 30, 2014
Janet P. Spitler

/s/ Scott F. Boardman	Director	October 30, 2014
Scott F. Boardman

/s/ Janette K. Bombardier	Director	October 30, 2014
Janette K. Bombardier

/s/ Peter A. Bouyea	Director	October 30, 2014
Peter A. Bouyea

/s/ Karen J. Danaher	Director	October 30, 2014
Karen J. Danaher

/s/ Jeffrey L. Davis	Director	October 30, 2014
Jeffrey L. Davis

/s/ Michael G. Furlong	Director	October 30, 2014
Michael G. Furlong

/s/ Lorilee A. Lawton	Director	October 30, 2014
Lorilee A. Lawton

/s/ Bruce M. Lisman	Director	October 20, 2014
Bruce M. Lisman

/s/ Raymond C. Pecor, Jr.	Director and Chairman of the Board of Directors	October 30, 2014
Raymond C. Pecor, Jr.

/s/ Raymond C. Pecor III	Director	October 30, 2014
Raymond C. Pecor III

/s/ Patrick S. Robins	Director	October 30, 2014
Patrick S. Robins